UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Central Federal Corporation

(Name of Registrant as Specified In Its Charter)

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CENTRAL FEDERAL CORPORATION
LETTERHEAD
[     ], 2011
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Central Federal Corporation (the “Company,” “we,” “our” or “us”). The Special Meeting will be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio, on [     ], 2011 at [     ]., local time.
As previously disclosed by the Company and more fully described in the accompanying proxy statement, on August 9, 2011, we announced that we had entered into standby purchase agreements (the “Standby Purchase Agreements”) with certain standby purchasers (the “Standby Purchasers”) pursuant to which the Standby Purchasers will invest $5.0 million in the Company’s common stock, which we will invest in our banking subsidiary, CFBank (the “Bank”). We entered into the Standby Purchase Agreements with the Standby Purchasers as part of a series of transactions contemplated by our recapitalization plan to satisfy the requirements of our federal banking regulators. As part of the recapitalization plan set forth in the Standby Purchase Agreements and described in the attached proxy statement, we intend to conduct a rights offering and a public offering, and the Standby Purchasers have agreed to purchase $5.0 million of newly issued shares of common stock and warrants if we are able to raise a minimum of $16.5 million in net proceeds through the sale of common stock and warrants to other stockholders and the general public through the rights offering and public offering. The rights offering will allow stockholders who hold shares of our common stock on [     ], 2011 to purchase additional shares of our common stock and warrants at the same purchase price per share to be paid by the Standby Purchasers.
At the Special Meeting, stockholders will be asked to consider and vote upon proposals to approve an increase in the number of authorized shares, the issuance of our common stock and warrants to the Standby Purchasers and a reverse split of our outstanding common stock. Our Board of Directors has approved these proposals and unanimously recommends that our stockholders vote “FOR” each of the proposals. Unless stockholder approval is obtained for the increase in the number of authorized shares and the issuance of common stock and warrants to the Standby Purchasers, the investment by the Standby Purchasers and the recapitalization of the Company and the Bank will not occur. As we discuss in the accompanying proxy statement, the failure to approve the proposals at the Special Meeting could have significant adverse consequences to the Company, the Bank and existing holders of our common stock, including additional regulatory action such as receivership or liquidation.
Please read the attached proxy statement carefully for information concerning the proposals we are asking you to approve. Your vote is very important to us, and it is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person at the Special Meeting, but will ensure that your vote is counted if you are unable to attend. The attached proxy statement and proxy card contain instructions on how to properly complete the proxy card and to vote your shares by mail.
Your continued support of and interest in the Company are sincerely appreciated.

Sincerely,

Eloise L. Mackus
Chief Executive Officer, General Counsel and Secretary

Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
(330) 666-7979
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [     ], 2011
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Central Federal Corporation (the “Company,” “we,” “our” or “us”) will be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio, on [     ], 2011 at [     ]., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:
(1)	to consider and vote upon a proposal to amend our Certificate of Incorporation, as amended, to increase the number of authorized common shares from 12 million to 50 million;

(2)	to consider and vote upon a proposal to issue and sell a number of shares of common stock equal to more than 20% of our outstanding common stock in accordance with the terms of the Standby Purchase Agreements between the Company and the Standby Purchasers;

(3)	to consider and vote upon a proposal to grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation, as amended, to affect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors; and

(4)	to consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve proposals 1, 2 or 3.
Proposal 1 will be implemented if approved by our stockholders even if Proposals 2 and 3 are not approved by our stockholders at the Special Meeting.
Our Board of Directors has fixed [     ], 2011 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournments thereof. Only those stockholders of record as of the close of business on [     ], 2011 will be entitled to vote at the Special Meeting.
The Board of Directors unanimously recommends that stockholders vote “FOR” approval of each of the proposals listed above.

BY ORDER OF THE BOARD OF DIRECTORS

Eloise L. Mackus
Chief Executive Officer, General Counsel and Secretary
Fairlawn, Ohio
[     ], 2011

IMPORTANT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [     ], 2011.
The proxy materials for the Special Meeting of Stockholders, which consist of a proxy statement, proxy card, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the six months ended June 30, 2011 and the Form of Standby Purchase Agreement contained in the Current Report on Form 8-K dated August 11, 2011, are attached hereto and are also available over the Internet at www.CFBankonline.com. Except as expressly set forth herein, our internet website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. IF YOUR SHARES ARE HELD BY A BANK, BROKER, CUSTODIAN OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

CENTRAL FEDERAL CORPORATION
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
[     ], 2011
This proxy statement is being furnished to holders of common stock, $.01 par value per share, of Central Federal Corporation (the “Company,” “we,” “our” or “us”), the holding company of CFBank (the “Bank” or “CFBank”). Proxies are being solicited by our Board of Directors on behalf of the Company to be used at the Special Meeting of Stockholders (the “Special Meeting”) to be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio on [     ], 2011 at [     ]., local time. This proxy statement, the enclosed proxy card, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the six months ended June 30, 2011 and the form of Standby Purchase Agreement contained in the Current Report on Form 8-K dated August 11, 2011 are first being mailed to stockholders on or about [     ], 2011.
QUESTIONS AND ANSWERS
ABOUT THE SPECIAL MEETING OF STOCKHOLDERS
AND THIS PROXY STATEMENT
What is the purpose of the Special Meeting?
At the Special Meeting, stockholders will act upon proposals to: (i) amend our Certificate of Incorporation, as amended, (the “Certificate of Incorporation”) to increase the number of authorized common shares from 12 million to 50 million (the “Amendment”); (ii) issue a number of shares of common stock equal to more than 20% of our outstanding common stock in accordance with the terms of the Standby Purchase Agreements dated as of August 8, 2011 (the “Standby Purchase Agreements”) between the Company and the Standby Purchasers (the “Standby Issuance”); (iii) grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors (the “Reverse Split”); and (iv) adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of the matters described in (i), (ii) or (iii) above (the “Adjournment”). The Amendment, the Standby Issuance, the Reverse Split and the other transactions contemplated thereby are sometimes collectively referred to in this proxy statement as the “Recapitalization.”
Why is the Recapitalization taking place?
The Recapitalization has been initiated in response to a number of challenges we have faced in recent periods. The economic downturn in our market areas and resulting decline in real estate values have had a direct and adverse effect on our financial condition and results of operations, as well as the results of operations of the Bank, our wholly-owned subsidiary. These direct and adverse effects include reductions in our capital levels and the capital levels of the Bank as a result of our losses in 2009, 2010 and continuing into 2011, primarily due to expenses related to our non-performing assets, particularly elevated loan charge-offs and increases in our provision for loan losses and real estate owned expenses. Furthermore, as described below, we and the Bank are subject to orders (the “Bank Cease and Desist Order” and the “Company Cease and Desist Order” and, together, the “Cease and Desist Orders”), issued on May 25, 2011 by the Office of Thrift Supervision (the “OTS”), our and the Bank’s then primary regulator, requiring us to take steps to improve our and the Bank’s financial condition and results of operations, including increasing the Bank’s capital levels. Due to these challenges, we have been pursuing strategic alternatives to raise capital and strengthen our balance sheet and that of the Bank. Our Board of Directors has worked closely with management and our advisors to evaluate potential alternatives for raising additional capital, including possibly selling common stock in public or private offerings, selling branches and related assets, finding a strategic merger partner and considering other strategic alternatives.

We are conducting the Recapitalization to return us to a sound capital footing and to satisfy our and the Bank’s obligations pursuant to the Cease and Desist Orders.
Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy vote to be used at the Special Meeting. This proxy statement summarizes information on the proposals to be considered at the Special Meeting, including information regarding the Recapitalization.
Our Board of Directors has determined that it is in the best interests of the Company and its stockholders that the Company undertake the Recapitalization in accordance with which:
•	subject to stockholder approval, the Company will amend its Certificate of Incorporation to increase the number of authorized common shares from 12 million to 50 million in order to have sufficient shares available to effect the Recapitalization;
•	subject to stockholder approval, the Company will issue and sell to the Standby Purchasers 5.0 million shares of common stock at $1.00 per share pursuant to the Standby Purchase Agreements in a Standby Issuance concurrently with the rights offering and public offering (together, the “Offering”) described below. A minimum of $16.5 million in net proceeds must be received in the Offering (excluding the Standby Purchasers’ $5.0 million and a discount, if any, on the redemption price of the 7,225 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Shares”), as may be agreed to by the United States Department of Treasury (“Treasury”)) or no shares will be sold and the Recapitalization will not take place; and
•	subject to stockholder approval, the Company currently intends to affect the Reverse Split following the Offering.
The section of this proxy statement entitled Background to the Proposals — Summary of Standby Purchase Agreements contains a summary of the Recapitalization and the terms of the Standby Purchase Agreements.
Upon the issuance and sale to the Standby Purchasers of 5.0 million shares in the Standby Issuance, they will own at least 18.8% of our common stock at the minimum of the offering range, and will own 14.7% of our common stock at the maximum of the offering range. As a result, our current stockholders would own between approximately 81.2% and 85.3% of our common stock following the Offering at the minimum and maximum of the offering range, respectively, assuming the existing stockholders purchase all the shares of common stock offered pursuant to the Offering. If existing stockholders purchase no shares in the Offering, they would own [     ]% and [     ]%, respectively, of our common stock following the Offering at the minimum and maximum of the offering range.
The summary of the material terms of the Standby Purchase Agreements is qualified in its entirety by reference to the full text of this document, the form of which is attached to this proxy statement and incorporated by reference herein.
Who is entitled to vote?
Only our stockholders of record as of the close of business on the record date, [     ], 2011, are entitled to vote at the Special Meeting. On the record date, we had (i) 4,127,798 shares of common stock issued and outstanding and (ii) 7,225 shares of Series A Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the Special Meeting except that, as provided in the Company’s Certificate of Incorporation, record holders of common stock that is beneficially owned, either directly or indirectly, by a person (either a natural person or an entity) who beneficially owns a total number of shares of common stock in excess of 10% of the outstanding shares of common stock (the “10% limit”) are not entitled to vote their shares that are in excess of the 10% limit, and those shares are not treated as outstanding for voting purposes.
A person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the 10% limit, including determining whether persons are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.
As of the record date, there was one person that was known to the Company to be the beneficial owner of more than 10% of the Company’s outstanding common stock. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management and Related Stockholder Matters.”
Holders of shares of Series A Preferred Stock are not entitled to vote on the matters to be voted on at the Special Meeting.

Can I access the Company’s proxy materials electronically?
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Stockholders to Be Held on [     ], 2011. The proxy statement, proxy card, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the six months ended June 30, 2011 and our current report on Form 8-K dated August 11, 2011 are available at www. CFBankonline.com.
Why is the Amendment being proposed?
In order to consummate the Recapitalization, the Company must have a sufficient number of shares of common stock available for issuance to the Standby Purchasers, existing stockholders and others who participate in the Offering. At the present time, the Company’s capital structure will not permit us to issue enough shares to satisfy the minimum number of shares that may be issued in the Offering. If approved, the Amendment will result in an increase in the number of shares of our common stock available for issuance.
Must the Amendment and the Standby Issuance be approved for the Recapitalization to proceed?
Yes. Each of the Amendment and the Standby Issuance must be approved as a condition to the Recapitalization taking place. If the Amendment is approved but the Standby Issuance is not, the Recapitalization will not occur; however, the number of authorized common shares will be increased.
What happens if the Amendment and the Standby Issuance are approved?
If our stockholders approve the Amendment and the Standby Issuance, then promptly following such approvals, we will file with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation to affect the increase in the number of our authorized common shares. The Amendment will become effective upon filing with the Secretary of State. For additional information regarding the Amendment, please see the section of this proxy statement entitled Proposal 1 — The Amendment beginning on page [     ].
As promptly as possible following the approval by stockholders of the Amendment and the Standby Issuance, we intend to commence the Offering described above.
What happens if the Reverse Split is approved?
If our stockholders approve the Reverse Split and also approve the Amendment and the Standby Issuance, our Board of Directors currently intends to affect the Reverse Split promptly following completion of the Offering and the Standby Issuance. If the Reverse Split is approved by our stockholders but the Amendment and the Standby Issuance are not both approved by stockholders, or circumstances change between the date of this proxy statement and the completion of the Offering, the Board of Directors will use its best judgment in determining whether or not to affect the Reverse Split.
How do I vote?
If your shares are registered in your name, or, in other words, you are the record holder of your shares or a stockholder of record, you may vote in person at the Special Meeting or by proxy without attending the Special Meeting. Record stockholders may mark, sign, date, and mail the proxy card you received from the Company in the return envelope. If you vote by attending the Special Meeting or by submitting a proxy card, your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.
If your shares are held in the name of a bank, broker, custodian or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or other nominee with this proxy statement. As indicated on the form or other documentation provided by your bank, broker, custodian or other nominee, you may have the choice of voting your shares over the Internet or by telephone as instructed by your bank, broker, custodian or other nominee. To do so, follow the instructions on the form you received.
If your shares are held by a bank, broker, custodian or other nominee, such bank, broker, custodian or other nominee is deemed the record holder of your shares. If you wish to vote in person at the meeting, you must obtain from the record holder (i.e. your bank, broker, custodian or other nominee), and bring with you to the meeting, a proxy from such record holder issued in your name.

If my shares are held in street name by my bank, broker, custodian or other nominee, could such bank, broker, custodian or other nominee automatically vote my shares for me?
No. Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Although shares of our common stock are listed on the Nasdaq Stock Market, Rule 452 affects us because our common shares held in “street name” may be held with NYSE member-brokers. Brokerage firms may not vote on “non-routine” matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A broker non-vote occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker. For such “non-routine” matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.” We believe that the proposals to approve the Amendment, to approve the Standby Issuance and to approve the Reverse Split are “non-routine” matters. Your broker, therefore, may NOT vote your shares in its discretion on these “non-routine” matters if you do not instruct your broker how to vote on them.
Can I attend the meeting and vote my shares in person?
Yes. All stockholders are invited to attend the Special Meeting. Stockholders of record can vote in person at the Special Meeting. If your shares are held by a bank, broker, custodian or other nominee and you wish to vote in person at the Special Meeting, you must obtain from the record holder, and bring with you, a proxy from the record holder issued in your name. The Special Meeting will be held at Fairlawn Country Club located at 200 North Wheaton Road, Fairlawn, Ohio.
Can I change my vote or revoke my proxy after I return my proxy card?
Yes. If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.
•	First, you may send a written notice to Ms. Eloise L. Mackus, Chief Executive Officer, General Counsel and Secretary, Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio 44333, stating that you would like to revoke your proxy.
•	Second, you may complete and submit a new proxy card with a later date. Any earlier proxies will be revoked automatically by subsequently dated proxies.
•	Third, you may attend the Special Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Special Meeting without voting in person will not revoke your proxy.
If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.
What constitutes a quorum?
A quorum with respect to a matter considered at the Special Meeting consists of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock entitled to vote on such matter at the Special Meeting. Proxies received but marked “abstain” and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting. As discussed above, a broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.
What happens if a quorum is not present?
If a quorum is not present, our stockholders may adjourn the Special Meeting until the time and to the place as may be determined by a vote of the holders of the majority of the shares which are present or represented by proxy at the Special Meeting.
What are the Board of Directors’ recommendations?
The recommendations of the Board of Directors are set forth under the description of each Proposal in this proxy statement. In summary, the Board of Directors recommends that you vote (i) “FOR” the Amendment, (ii) “FOR” the Standby Issuance, (iii) “FOR” the Reverse Split and (iv) “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve any of items (i), (ii) or (iii) above.

If you vote by attending the Special Meeting or submitting a completed proxy card, your shares will be voted at the Special Meeting in accordance with your instructions. If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors.
Proxies solicited hereby may be exercised only at the Special Meeting and any adjournment of the Special Meeting and will not be used for any other meeting.
What vote is required to approve each proposal?
The following describes the required vote on each proposal so long as a quorum is present at the Special Meeting. The votes of holders of at least a majority of the total outstanding shares of our common stock entitled to vote is required to approve the Amendment and the Reverse Split. Abstentions and broker non-votes will have the effect of a vote against the Amendment and the Reverse Split. The holders of at least a majority of the votes present in person or by proxy at the Special Meeting or adjournment thereof is required to approve each of the Standby Issuance and the Adjournment. Broker non-votes will have no effect on the outcome of the vote to approve the Standby Issuance or the Adjournment. Abstentions will have the effect of a vote against the Standby Issuance and the Adjournment.
Who pays the cost for soliciting proxies by the Board of Directors?
The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our directors, officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We have also retained Georgeson, a specialist in proxy solicitations, to assist us in soliciting proxies at an anticipated cost of $7,500 plus certain out-of-pocket expenses and, if necessary, telephone solicitation fees.
Whom should I contact if I have questions?
If you have questions regarding the Special Meeting, the information in this proxy statement or completion of the proxy card, please contact our proxy solicitor, Georgeson, at 199 Water Street, 26th Floor, New York, NY 10038, (866) 277-0928. Banks and brokerage firms should call (212) 440-9800.
Am I entitled to appraisal rights?
No. The Company’s stockholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Special Meeting under Delaware law.
BACKGROUND TO THE PROPOSALS
Overview. CFBank, the wholly owned banking subsidiary of the Company, is a community-oriented financial institution serving the borrowing and deposit needs of customers in its primary market areas of Summit, Franklin and Columbiana Counties in Ohio. In 2003, CFBank began originating more commercial, commercial real estate and multi-family mortgage loans than in the past as part of its expansion into business financial services. Primarily as a result of the recession and its impact on the borrowers of CFBank, which began in 2008, and also as a result of decisions by prior management, which was replaced by the Board in 2010, the Company lost $9.9 million and $6.9 million in 2009 and 2010, respectively. Losses for the six months ended June 30, 2011 totaled $3.6 million. A significant number of borrowers of CFBank are facing financial difficulties as a result of the ongoing recession. This has impacted the performance of our multi-family real estate, commercial real estate and commercial business loans, as tenants are unable to pay their rent and local businesses have seen their profits decline and have suffered losses as a result of slower sales of goods and services. CFBank’s ratio of non-performing assets to total assets went from 0.13% at December 31, 2006 to 5.29% at December 31, 2010 before dropping to 3.43% at June 30, 2011. While new management has taken numerous steps to resolve CFBank’s high level of non-performing assets, we and our regulators believe that substantial additional capital is necessary to ensure the survival of the Company and meet the requirements of the Cease and Desist Orders described below.
Regulatory Enforcement Actions. The OTS has been the primary federal regulator of both the Company and the Bank. Beginning on July 21, 2011, the Board of Governors of the Federal Reserve System (the “Fed”) became the federal banking regulator of the Company and the Office of the Comptroller of the Currency (the “OCC”) became the primary federal banking regulator of the Bank. All references to the “Regulator” are deemed to refer to the OTS regarding the Company and the Bank before July 21, 2011 and to the Fed regarding the Company and the OCC regarding the Bank on and after July 21, 2011.

As a result of the losses and the increase in nonperforming assets in 2009 and 2010 and based on a regulatory examination of the Company and the Bank in January 2011, on May 25, 2011, the Company and the Bank each consented to the terms of the Cease and Desist Orders issued by the Regulator. The following is a summary of the material terms of the Cease and Desist Orders.
The Company Cease and Desist Order, among other things, provides that:
•	By June 30, 2011, the Company shall submit to the Regulator a written capital plan (the “Plan”) to enhance the consolidated capital of the Company. The Plan must cover the period from July 1, 2011 through December 31, 2013. The Plan must include: (i) a ratio of tangible capital to tangible assets established by the Board of Directors commensurate with the Company’s consolidated risk profile; (ii) specific plans to reduce the risks to the Company from current debt levels and debt service requirements; (iii) quarterly cash flow projections for the Company on a stand alone basis that identify both the expected sources and uses of funds; (iv) quarterly pro forma consolidated and unconsolidated Company balance sheets and income statements demonstrating the Company’s ability to attain and maintain the minimum tangible equity capital ratios established by the Board of Directors; (v) detailed scenarios to stress-test the tangible capital targets; and (vi) detailed descriptions of all relevant assumptions and projections along with supporting documentation. This Plan has been submitted as required.
•	Upon written notice of non-objection from the Regulator, the Company must implement and adhere to the Plan.
•	The Company must notify the Regulator of any material negative event affecting it within five days of the event.
•	By December 31, 2011 and each December 31 thereafter, the Plan must be updated to incorporate the Company’s budget and cash flow projections for the next two years.
•	Within 45 days after the end of each quarter following implementation of the Plan, the Board of Directors must review written quarterly variance reports from Plan projections and document this review and any remedial action in the Company’s minutes of the meeting of the Board of Directors. Each variance report must be provided to the Regulator.
•	The Company shall not declare or pay any cash dividends or capital distributions on the Company’s stock or repurchase such shares without the prior written non-objection of the Regulator.
•	The Company shall not incur, issue, rollover, renew or pay interest or principal on any debt without the prior written non-objection of the Regulator.
•	The Company shall not enter into, renew, extend or revise any contractual arrangements related to compensation or benefits with any director or senior executive officer of the Company without first providing the Regulator prior written notice.
•	The Company shall not make any “golden parachute payment” unless the Company complies with 12 C.F.R. Part 359.
•	The Company shall comply with the Regulator’s prior notification requirements for changes in directors and senior executive officers.
•	The Board of Directors must cause to be prepared a quarterly tracking report to monitor compliance with the Company Cease and Desist Order. The Board of Directors must certify that each director has reviewed the report and must document any corrective actions taken. The tracking report and Board of Directors certification must be submitted to the Regulator.
The Company Cease and Desist Order will remain in effect until terminated, modified or suspended by the Regulator.
The Bank Cease and Desist Order, among other things, provides that:
•	No later than September 30, 2011, the Bank shall achieve and maintain a Tier 1 (Core) Capital Ratio of at least 8.0% and a Total Risk-Based Capital Ratio of at least 12.0%.
•	By June 30, 2011, the Bank shall submit to the Regulator a written capital and business plan to achieve and maintain the foregoing capital levels. The Plan must cover the period from July 1, 2011 through December 31, 2013. The Plan must: (i) identify the specific sources and methods by which additional capital will be raised; (ii) detail the Bank’s capital preservation and enhancement strategies; (iii) contain operating strategies to achieve realistic core earnings; (iv) include quarterly financial projections; and (v) identify all relevant assumptions made. This plan has been submitted as required.

•	Upon written notice of non-objection from the Regulator, the Bank must implement and adhere to the Plan.
•	By December 31, 2011 and each December 31 thereafter, the Plan must be updated to incorporate the Bank’s budget and profit projections for the next two years.
•	Within 45 days after the end of each quarter following implementation of the Plan, the Board of Directors must review written quarterly variance reports from projections and document this review and any remedial action in the Company’s minutes of the meeting of the Board of Directors. This review must include documentation of the internal and external risks affecting the Bank’s ability to successfully implement the Plan. Each variance report must be provided to the Regulator.
•	In the event the Bank fails to meet the capital requirements of the Bank Cease and Desist Order, fails to comply with the Plan or at the request of the Regulator, the Bank shall prepare and submit a contingency plan to the Regulator within 15 days of such event. The contingency plan must detail actions to be taken to achieve either a merger or acquisition of the Bank by another depository institution or a voluntary liquidation of the Bank.
•	The Bank may not originate, participate in or acquire any non-residential real estate loans or commercial loans (together, “Non-homogeneous Loans”) without the prior written non-objection of the Regulator.
•	The Bank may not release any borrower or guarantor from liability on any Non-homogeneous Loan without the prior written non-objection of the Regulator.
•	By June 24, 2011, the Bank must revise its credit administration policies, procedures, practices and controls to address all corrective actions related to credit administration noted in the latest Report of Examination by the Regulator. These revisions have been made.
•	By August 23, 2011, the Bank was required to submit to the Regulator a detailed written plan with specific strategies, targets and timeframes to reduce the Bank’s level of problem assets. This plan has been submitted.
•	By September 22, 2011, the Bank must develop individual written specific workout plans for each adversely classified asset or real estate owned of $500,000 or greater, and must monitor and document the status of each problem asset and workout plan quarterly. The Bank must provide the Regulator a copy of each report documenting the status of the problem asset and workout plans on a quarterly basis.
•	By July 31, 2011, the Board of Directors of the Bank must develop and submit for Regulator comment a written management succession plan. The Board of Directors of the Bank has received an extension of this deadline to September 30, 2011.
•	The Bank must submit to the Regulator a weekly written assessment of its current liquidity position. By June 24, 2011, the Bank must revise its liquidity and funds management policy to address all corrective actions related to liquidity and funds management noted in the latest Report of Examination by the Regulator. This policy must include a contingency funding plan. The revised policy was required to be, and was submitted to the Regulator for comment by June 24, 2011. This policy must be adopted and adhered to once the Bank is notified by the Regulator that the policy is acceptable. [Status]
•	By June 24, 2011, the Bank must ensure that all violations of law and/or regulation noted in the latest Report of Examination by the Regulator are corrected and that adequate policies, procedures and systems are established or revised and implemented to prevent future violations. All violations have been corrected and policies and systems have been revised to prevent future violations.
•	The Board of Directors must cause to be prepared a quarterly tracking report to monitor compliance with the Bank Cease and Desist Order. The Board of Directors must certify that each director has reviewed the report and must document any corrective actions taken. The tracking report and Board of Directors certification must be submitted to the Regulator.
•	The Bank may not increase its total assets during any quarter in excess of an amount equal to interest credited on deposits during the prior quarter without the prior written non-objection of the Regulator.

•	The Bank may not accept, renew or roll over any brokered deposit without a specific waiver from the Federal Deposit Insurance Corporation (“FDIC”). [Status]
•	The Bank may not declare or pay dividends or make any other capital distributions without the prior written approval of the Regulator.
•	The Bank may not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any senior executive officer or director unless prior written notice is provided to the Regulator.
•	The Bank must comply with the Regulator’s prior notification requirements for changes in directors and senior executive officers.
•	The Bank may not make any “golden parachute payments” unless the Bank has complied with 12 C.F.R. Part 359.
•	The Bank may not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Bank or outside the normal course of business, without the written non-objection of the Regulator.
The Bank Cease and Desist Order will remain in effect until terminated, modified or suspended by the Regulator. Copies of the stipulations and the Cease and Desist Orders are included as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2011, which Form 8-K is incorporated herein by reference. The descriptions of the Cease and Desist Orders set forth herein do not purport to be complete, and are qualified by reference to the full text of the Cease and Desist Orders.
The Company and the Bank have taken such actions as the Company believes are necessary to comply with the provisions of the Cease and Desist Orders which are currently effective and are continuing to work toward compliance with the provisions of the Cease and Desist Orders having future compliance dates. Any material failure by the Company and the Bank to comply with the provisions of the Cease and Desist Orders could result in further enforcement actions by the Regulator. While the Company and the Bank intend to take such actions as may be necessary to comply with the requirements of the Cease and Desist Orders, there can be no assurance that the Company or the Bank will be able to comply fully with the Cease and Desist Orders, or that efforts to comply with the Cease and Desist Orders will not have adverse effects on the operations and financial condition of the Company or the Bank.
Capital Raising Efforts. In August, 2010, new management of the Company retained ParaCap Group, LLC (“ParaCap”) to advise the Company on its strategic alternatives in dealing with the significant levels of non-performing assets and resultant operating losses. In meetings with the Board of Directors and senior management during August and September of 2010 and February of 2011, ParaCap discussed the Company’s business plan and various alternatives available to the Company, including (i) remaining independent with no additional capital being raised; (ii) identifying an investment group to serve as standby purchasers in a rights offering to existing stockholders; (iii) raising additional capital in an underwritten or best efforts public offering; (iv) identifying an investment group to purchase a controlling interest in the Company; and (v) identifying a strong merger partner for the Company.
ParaCap, from August, 2010, through January, 2011, sought out potential interested participants for all of the transactions outlined above. ParaCap advised the Company that, in its judgment, the Company was not in a position to successfully complete an underwritten public offering given its financial condition, high level of non-performing assets and the existing capital market conditions for small financial institutions in Ohio. ParaCap and the Company also concluded that doing nothing was not a viable option, given the ongoing losses of the Company. ParaCap was not able to identify any other financial institution that was interested in a merger with or acquisition of the Company.
ParaCap did identify a number of investors potentially interested in participating in a recapitalization of the Company in conjunction with a rights offering to existing stockholders. Three groups of investors conducted due diligence and two groups made proposals.
The first proposal, received in August, 2010, came from a group of local investors who offered to serve as standby purchasers for $5.0 million of a total offering to existing stockholders of $12.0-20.0 million, at $0.50 to $1.00 per share. This proposal also required, among other things, that the Company: (i) hire an affiliate of this group to assist in resolving non-performing loans prior to completion of an offering; (ii) hire a member of this group to supervise management and advise the Board of Directors regarding the development of a turnaround business plan and to oversee the turnaround of the Company prior to completion of an offering; (iii) provide this group with three board seats; (iv) issue to this group warrants exercisable for five years to purchase additional shares of common stock, at the offering price, in an amount equal to 10% of the total new shares sold in the rights offering; and (v) issue the warrants described above to this group in the event the Company received and accepted an unsolicited offer to purchase the Company.

The second proposal came from the Standby Purchasers and is more fully described below.
In November, 2010, we also received an unsolicited proposal to sell the Franklin County branch office, along with its associated assets and liabilities, to another financial institution. The purchase price was proposed to include the purchase of the real estate at book value and the payment of a 1.5% premium on only the demand deposits associated with that branch office. During negotiations regarding that proposal, the buyer modified the purchase price of the real estate to an amount less than its book value.
After careful consideration of the proposals received, consultation with ParaCap and the Company’s legal counsel, the Board of Directors determined that the Standby Purchasers’ proposal was in the best interest of stockholders. After due diligence by the Standby Purchasers, as well as consultation with the Regulator regarding the Standby Purchase Agreements, the Company and the Standby Purchasers executed the Standby Purchase Agreements as of August 8, 2011.
Summary of Standby Purchase Agreements
Set forth below is a summary of the Recapitalization and the terms of the Standby Purchase Agreements. The form of the Standby Purchase Agreements is attached to this proxy statement and is incorporated herein by reference.
The Company intends to offer non-transferable rights to its stockholders to subscribe for and purchase additional shares of common stock for $1.00 per share in the rights offering and to offer any unsubscribed for shares to the general public at the same price per share. The Company has also agreed to sell to the Standby Purchasers 5.0 million shares of common stock at $1.00 per share pursuant to the terms of the Standby Purchase Agreements. All purchasers of common stock in the Offering, including the Standby Purchasers, will receive, without additional charge, one warrant to purchase one additional share of common stock, at a purchase price of $1.00 per share, for each four shares of common stock purchased (the “Warrant”). The Warrant will be exercisable for three years and will be non-transferable. No fractional Warrants will be issued and the number of Warrants issued will be rounded down to the nearest whole Warrant. By way of example, a purchaser purchasing four shares of common stock will receive one Warrant and a purchaser purchasing seven shares of common stock will receive one Warrant, while a purchaser purchasing eight shares of common stock will receive two Warrants. The Standby Purchasers’ agreement to purchase, and the Company’s agreement to issue and sell, the 5.0 million shares of common stock is subject to a number of conditions, including the following:
•	the Company’s stockholders must approve the Amendment and the Standby Issuance;
•	the Fed must approve the holding company or Change in Control Act application of those members of the Standby Purchasers who will become directors of the Company, without the imposition of any restriction or condition which such persons determine, in their reasonable discretion, is unduly burdensome;
•	the representations and warranties of the Company contained in the Standby Purchase Agreements must be true and the Company must perform its obligations under the Standby Purchase Agreements;

•	the representations and warranties of the Standby Purchasers contained in the Standby Purchase Agreements must be true and the Standby Purchasers must perform their obligations under the Standby Purchase Agreements;
•	trading in the Company’s common stock shall not have been suspended by the SEC or Nasdaq or trading in securities generally on Nasdaq shall not have been suspended or limited;
•	all required regulatory approvals for the sale of the Company’s common stock in the Offering have been received with conditions reasonably satisfactory to those members of the Standby Purchasers who will become directors of the Company;
•	no material adverse effect shall have occurred with respect to the Company since the execution of the Standby Purchase Agreements;
•	the Company shall have taken all requisite corporate action to increase the size of the Company’s Board of Directors to 10 seats effective immediately following the closing of the Offering, and five representatives of the Standby Purchasers shall have been appointed to the Board of Directors of the Company to serve for initial terms and the Company shall have agreed to nominate these five persons to serve at least one additional full three year term;
•	the Company shall have elected Robert E. Hoeweler (who is one of the Standby Purchasers) as the Chairman of the Board and Timothy O’Dell and Thad Perry (who are also Standby Purchasers) as Chief Executive Officer and President of the Company, respectively;

•	the aggregate Tier 1 Capital of the Bank as defined by applicable regulations must be 8% or greater following completion of the Offering and any redemption of the Series A Preferred Shares;
•	the Company shall have received aggregate net proceeds of at least $16.5 million from the Offering, excluding proceeds from the Standby Purchasers, less any discount to the stated redemption price of the Series A Preferred Shares agreed to by the Treasury;
•	the OCC shall have modified the Bank Cease and Desist Order to eliminate the following provisions: (i) paragraph 9 regarding the submission of a contingency plan; paragraph 12 prohibiting non-homogeneous lending; paragraph 14 limiting the Bank’s ability to release borrowers and guarantors from liability on loans; paragraph 21 concerning a management succession plan; paragraph 33 limiting asset growth; paragraph 24(b) regarding the maintenance of sufficient short-term liquidity; paragraph 38 limiting the Bank’s ability to accept brokered deposits; and paragraph 39 limiting capital distributions by the Bank;
•	the Fed shall have modified the Company Cease and Desist Order to eliminate the following provisions: (i) paragraph 8 limiting capital distributions by the Company and (ii) paragraph 9 limiting the Company’s ability to incur new debt or make changes in or payments on existing debt;
•	subject to the approval of applicable banking regulators, the payment of $90,000 shall have been made to Mr. O’Dell, on behalf of himself, Mr. Perry and Mr. Hoeweler, in consideration of their efforts in connection with the negotiation of the Standby Purchase Agreements;
•	the entry by each of the five Standby Purchasers who will become directors of the Company into six month agreements not to sell the shares of common stock of the Company they purchase pursuant to the Standby Purchase Agreements;
•	the authorization for listing on the Nasdaq of all of the shares of the Company’s common stock issuable pursuant to the Offering, as well as the shares of common stock issuable pursuant to the exercise of the Warrants.
Mr. O’Dell, on behalf of the Standby Purchasers, may waive any of the foregoing conditions to the obligations of the Standby Purchasers.
The Standby Purchase Agreements contain covenants of the Company to operate in the ordinary course of business, consistent with the limitations imposed by the Cease and Desist Orders, and the Company has agreed to use its best efforts obtain the written agreement of the Treasury to redeem the Series A Preferred Shares at a discount to the stated redemption price. In discussions with Treasury, the Company’s proposal to redeem the Series A Preferred Shares at a discount has been rejected under the terms of the Recapitalization. Unless the Treasury changes its view or unless the Company raises aggregate gross proceeds from the Offering close to the maximum of the range, the Company does not intend to redeem the Series A Preferred Shares at this time.
The Company has also agreed not to enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the standby purchasers unless the Company receives a Superior Proposal prior to stockholder approval of the Standby Issuance. If the Company receives an unsolicited, written bona fide proposal that the Company’s Board of Directors determines, in its good faith judgment (after consultation with the Company’s outside legal counsel and investment bankers): (i) to be more favorable from a financial point of view to the stockholders than the transactions contemplated by the Standby Purchase Agreements; (ii) to be reasonably likely to be completed; and (iii) that the Company’s Board of Directors, after consultation with its legal counsel, determines in good faith that it must accept to comply with its fiduciary duties (a “Superior Proposal”), the Company may take any action necessary to fulfill its fiduciary responsibilities under applicable law.
The Standby Purchase Agreements contain certain termination rights for the Company and the standby purchasers, as the case may be, which may be triggered:
•	by the Standby Purchasers in the event of a material adverse effect on the Company or a trading halt in the Company’s common stock or a general suspension of trading in securities on Nasdaq which is not promptly cured;
•	by the Standby Purchasers if any condition to closing cannot be satisfied or the Standby Purchasers reasonably believe that any condition cannot be satisfied;
•	by the Standby Purchasers if any purchaser in the Offering, including any associates or group acting in concert, but excluding any Standby Purchaser approved by Mr. O’Dell, would own more than 9.9% (or, as to MacNealy Hoover Investment Management Inc., 15%) of the Company’s outstanding common stock immediately following completion of the Offering;

•	by the Standby Purchasers on the one hand, or the Company on the other hand, if there is a material breach of the Standby Purchase Agreements by the other party that is not promptly cured;
•	by the Standby Purchasers on the one hand, or the Company on the other hand, if the consummation of the transactions contemplated by the Standby Purchase Agreements has not taken place by January 31, 2012 through no fault of the terminating party;
•	by the Standby Purchasers on the one hand, or the Company on the other hand, if consummation of the Standby Issuance is prohibited by law, rule or regulation;
•	by the Company in the event it determines that it is not in the best interests of the Company and its stockholders to complete the Offering;
•	by the Company, prior to stockholder approval of the Standby Issuance, in the event it receives a Superior Proposal and the failure to terminate the Standby Purchase Agreements would be reasonably likely to cause the Company’s Board of Directors to violate its fiduciary duties under applicable law.
In the event the Company terminates the Standby Purchase Agreements following receipt of a Superior Proposal, it must pay to Mr. O’Dell, on behalf of all Standby Purchasers approved by Mr. O’Dell, $150,000 within three days of termination. The Standby Purchase Agreements further provide that if the Standby Purchase Agreements are terminated for any of the other reasons permitted in the Standby Purchase Agreements except: (i) breach by the Standby Purchasers; (ii) suspension in trading of the Company’s securities on Nasdaq or trading in securities generally; or (iii) failure of the Standby Purchasers who will become directors of the Company to execute a lock-up agreement, the Company must pay up to $80,000 to Mr. O’Dell (on behalf of all Standby Purchasers approved by Mr. O’Dell) for reimbursement of actual fees, costs and legal expenses incurred by the Standby Purchasers.
The Offering
The Company intends to offer a minimum of 22.5 million shares and a maximum of 30 million shares of common stock in a public offering and the concurrent Standby Issuance. In the public offering, priority subscription rights will be given to the Company’s stockholders (the “Rights Offering”). Concurrently with the Rights Offering, the Company has agreed to issue and sell 5.0 million shares of common stock, at a purchase price of $1.00 per share, in a Standby Issuance to the Standby Purchasers pursuant to the Standby Purchase Agreements described above, which is an amount in excess of 20% of the Company’s currently outstanding shares of common stock. The Company anticipates that the gross proceeds it will seek from the sale of shares in the Offering will aggregate between $22.5 million and $30 million.
This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, including the rights or any shares of common stock issuable upon exercise of the rights. Offers and sales of common stock and common stock issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.
The execution of the Standby Purchase Agreements, stockholder approval of the Amendment, the Standby Issuance, the Reverse Split and the completion of the Offering constitute the Company’s Recapitalization. In furtherance of this Recapitalization, the Company is asking stockholders at the special meeting to approve the sale of shares of common stock in the Standby Issuance in an amount in excess of 20% of the Company’s currently outstanding shares of common stock, as required under Nasdaq rules. In addition, in order to complete the Offering resulting in net proceeds to the Company of at least $16.5 million (excluding the Standby Purchasers’ $5.0 million), and to provide additional authorized shares of common stock to meet future needs, it is necessary to increase the number of shares of common stock that the Company is authorized to issue as set forth in Proposal 1. These matters to be voted on at this special meeting are critical components of the Company’s Recapitalization.
The Company believes that the issuance and sale of common stock in the Offering will constitute substantial progress in addressing the most significant concerns raised by the Regulator, although the Regulator has offered no assurance that the consummation of these transactions will be sufficient to address their concerns.

The Reverse Split
The primary purpose of the Reverse Split is to increase the likelihood that the Company can remain eligible to have its common stock listed on Nasdaq. Nasdaq requires that companies maintain a bid price for their common stock of $1.00 or greater. The bid price for the Company’s common stock has fallen below this minimum in the past, but to this point we have been able to maintain our listing on Nasdaq. On July 13, 2011 the Company received notice from Nasdaq that it does not comply with the minimum bid price requirement for continued listing on Nasdaq. The Company has until January 9, 2012 to regain compliance with this requirement. The proposed Reverse Split is intended to raise the bid price of the Company’s common stock to a level well above the $1.00 per share minimum.
Due to the benefits that will result from the Amendment, the Standby Issuance and the Reverse Split, and the adverse consequences the Company will face if these transactions are not completed, the Board recommends that the stockholders vote FOR Proposals 1, 2 and 3.
Risk Factors — Risks Relating to Proposals 1 and 2
If Proposals 1 and/or 2 are not approved, either the Amendment or the Standby Issuance, or both, will not be completed and the Company would not be able to complete an offering of a sufficient number of shares to enable it to meet the Regulator’s capital requirements for the Bank. As a result, the Regulator would likely take further action against the Company and the Bank. Any such actions could have a material negative effect on the Company’s business and the value of its common stock.
As discussed above, the Bank has been directed by the Regulator to raise its Tier 1 core capital and total risk-based capital ratios to 8.0% and 12.0%, respectively, by September 30, 2011. In an effort to address the concerns identified by the Company and the Regulator, the Company has formulated this Recapitalization plan. The Company believes completion of the Recapitalization will contribute materially to addressing the issues raised by the Regulator, although the Regulator has offered no assurance that these transactions will be sufficient to satisfy its concerns.
If Proposal 1 is approved but Proposal 2 is not approved, the Company will increase its authorized but unissued shares of common stock available for future issuance but will not be able to complete the Offering. The Company will continue its efforts to raise additional capital to satisfy the Regulator’s requirements but there can be no assurances that these efforts will be successful. The Company has no alternative plans to raise additional capital if the Offering is not successful.
If Proposal 1 and Proposal 2 are not approved, neither the Amendment nor the Standby Issuance will be completed. In either case, the Company is likely to face negative regulatory consequences from the Regulator. Such regulatory consequences could include a requirement that the Bank seek a merger partner or a voluntary liquidation. Such action by the Regulator could have a material negative effect on the Company’s business and financial condition and the value of its common stock.
Stockholders Will Face Significant Dilution as a Result of the Offering.
If Proposals 1 and 2 are approved and the Offering is completed, the Company could issue up to 30.0 million additional shares of common stock. Assuming 25.0 million shares are issued in the Rights Offering to existing stockholders and 5.0 million shares are issued to the Standby Purchasers in the Standby Issuance, common stockholders would have their ownership diluted from 100% currently to 85.3% following the Offering. Assuming no shares are issued in the Rights Offering to existing stockholders, 25.0 million shares are issued in the Public Offering and 5.0 million shares are issued to the Standby Purchasers in the Standby Issuance, common stockholders would have their ownership diluted from 100% currently to [     ]% following the Offering.
As a result, if the Offering is completed, the Company’s existing stockholders will incur substantial dilution of their voting interests and the book value per share of common stock and will own a significantly smaller percentage of the Company’s outstanding common stock. The dilutive effect of the Offering may have an adverse impact on the market price of the Company’s common stock.
The Company could, as a result of the Offering, or future investments in our common stock by holders of 5% or more of our common stock, experience an “ownership change” for tax purposes that could cause the Company to permanently lose a significant portion, and/or reduce the annual amount that can be recognized to offset future income, of its net operating loss carry-forwards.
Even if these transactions do not cause the Company to experience an “ownership change,” these transactions materially increase the risk that the Company could experience an “ownership change” in the future. As a result, issuances or sales of common stock or other securities in the future (including common stock issued in the Standby Issuance), or certain other direct or indirect changes in ownership, could result in an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event an “ownership change” were to occur, the Company could realize a permanent loss, and/or a reduction of the annual amount that can be recognized to offset future income, of a significant portion of its net operating loss carry-forwards.
The Company has established a valuation allowance against its U.S. federal deferred tax assets as of December 31, 2009, as the Company believed, based on its analysis as of that date, that it was not more likely than not that all of these assets would be realized. Section 382 of the Code imposes restrictions on the use of a corporation’s net operating losses, certain recognized built-in losses and other carryovers after an “ownership change” occurs. An “ownership change” is generally a greater than 50 percentage point increase by certain “5% stockholders” during the testing period, which is generally the three year-period ending on the transaction date. Upon an “ownership change,” a corporation generally is subject to an annual limitation on its pre-change losses and certain recognized built-in losses equal to the value of the corporation’s market capitalization immediately before the “ownership change” multiplied by the long-term tax-exempt rate (subject to certain adjustments). The annual limitation is increased each year to the extent that there is an unused limitation in a prior year. Since U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation also effectively provides a cap on the cumulative amount of pre-change losses and certain recognized built-in losses that may be utilized. Pre-change losses and certain recognized built-in losses in excess of the cap are effectively lost.

The relevant calculations under Section 382 of the Code are technical and highly complex. The Standby Issuance, combined with other ownership changes in recent years, could cause the Company to experience an “ownership change.” As of December 31, 2010, the Company had no net deferred tax asset reflected on its balance sheet. In the event an “ownership change” does not occur, the Company could have available up to $13.2 million (as of December 31, 2010) in net operating loss carry-forwards which could be used to reduce taxes due on future income.
PROPOSAL 1 — THE AMENDMENT
General
The Company currently is authorized to issue 12 million shares of common stock. The Company’s Board of Directors recommends that stockholders approve an amendment (the “Amendment”) to Article Fourth of the Company’s Certificate of Incorporation that would increase the authorized shares of common stock from 12 million shares to 50 million shares. The number of authorized shares of preferred stock will remain at 1 million shares. If the Amendment is approved by the Company’s stockholders, subparagraph A.2. of Article Fourth of the Certificate of Incorporation will read as follows:
50 million shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”)
Reasons for Request for Stockholder Approval
As of June 30, 2011, there were 4,127,798 shares of common stock outstanding. An additional 1,711,506 shares were reserved for issuance pursuant to equity compensation plans of the Company and for issuance upon the exercise of the warrants granted to the Treasury in conjunction with the Treasury’s purchase of the Series A Preferred Shares from the Company under the TARP program. The Company needs to increase the number of shares of common stock it is authorized to issue in order to complete the Recapitalization.
In addition to receiving authorization for the issuance of common stock in the Offering, the Board of Directors wishes to have available for issuance a number of authorized shares of common stock that will be adequate to provide for future stock issuances to meet future capital needs. The additional authorized shares would be available for issuance from time to time at the discretion of the Board of Directors, without further stockholder action except as may be required for a particular transaction by law, the regulations of Nasdaq or other agreements and restrictions. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of equity or convertible debt, stock splits, stock dividends or issuances under current and future stock plans. The Board of Directors believes that these additional shares will provide the Company with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.
Consequences if the Increase in Authorized Shares is Not Approved by the Stockholders
If the stockholders do not approve the increase in the number of shares of common stock authorized for issuance under our Certificate of Incorporation, we will not be able to complete the Offering or the Recapitalization, and it is unlikely that we will be able to raise sufficient capital as required by the Bank Cease and Desist Order. In such event, the Bank Cease and Desist Order could require us to enter into a definitive merger agreement with a merger partner, and there is no assurance that we would be successful in finding a merger partner or that any such merger would be on terms acceptable to stockholders. In such event, the Regulator may take steps to require the Bank to liquidate or direct it to merge with another financial institution regardless of the consideration to stockholders. Further, the Regulator could place the Bank into receivership with the FDIC. In addition, in the short term, we may be required to seek alternative sources of capital and liquidity to satisfy our ongoing operations and we may not be able to obtain such alternative sources of capital and liquidity on commercially reasonable terms, if at all. If we were unable to generate additional capital and liquidity it would have an adverse impact on our financial condition and would adversely affect the price of our common stock.
If approved, the increase in authorized common stock will provide sufficient authorized shares to allow the Company to complete the Offering and the Recapitalization. It would also give the Company the ability to issue shares for other general corporate purposes. As a result of the Offering, the Company’s existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of the Company’s outstanding common stock. The dilutive effect of the Offering may have an adverse impact on the market price of the Company’s common stock. Additional issuances of common stock in the future could further dilute the interests of existing stockholders.

Except as described in this proxy statement, the Company has no current plans to issue shares in a merger, consolidation, acquisition or similar transaction. Approval of the Amendment would in certain circumstances permit such actions to be taken without the delays and expense associated with obtaining stockholder approval at that time, except to the extent required by applicable state law or stock exchange listing requirements for the particular transaction. Although the availability of additional shares of common stock provides flexibility in carrying out corporate purposes, the increase in the number of shares of authorized common stock could make it more difficult for a third party to acquire a majority of the Company’s outstanding voting stock and could also result in the issuance of a significant number of shares to one or more investors in transactions that may not require stockholder approval. For more information regarding dilution to stockholders, see “Risk Factors —— Risks relating to Proposals 1 and 2 —— Stockholders will face significant dilution as a result of the Offering.”
Recommendation
The Board of Directors believes that the Amendment is in the best interests of the stockholders of the Company. The Board of Directors recommends that stockholders vote “FOR” the proposal to amend the Company’s Certificate of Incorporation to increase the Company’s authorized shares of common stock.
PROPOSAL 2 — THE STANDBY ISSUANCE
We are seeking stockholder approval to permit us to issue and sell a number of shares of common stock equal to more than 20% of our outstanding shares of common stock in the Standby Issuance. Promptly following stockholder approval of Proposals 1 and 2, we intend to commence the Rights Offering of shares of common stock and the Standby Issuance of common stock to the Standby Purchasers pursuant to the Standby Purchase Agreements. In the offering to the Standby Purchasers, we propose to sell 5.0 million shares of our common stock, at a price of $1.00 per share, the same price as shares will be sold to all persons in the Offering. If the Offering closes, the gross proceeds from the sales to the Standby Purchasers would be $5.0 million. All purchasers of common stock in the Offering, including the Standby Purchasers, will receive, without additional charge, one Warrant to purchase one additional share of common stock, at a purchase price of $1.00 per share, for each four shares of common stock purchased.
Background
As described above under “Background to the Proposals — Regulatory Enforcement Actions” the Bank has been directed by the Regulator to raise its Tier 1 core capital and total risk-based capital ratios to 8% and 12%, respectively, by September 30, 2011. As a result of this requirement, the Bank may not be deemed to be “well-capitalized” under applicable regulations. The Bank Cease and Desist Order also provides that if the Bank fails to meet this requirement at any time after September 30, 2011, within 15 days thereafter it must prepare a written contingency plan detailing actions to be taken, with specific time frames, providing for (i) a merger with another federally insured depository institution or holding company thereof, or (ii) voluntary liquidation. We expect to engage in the Offering in order to raise equity capital to improve the Bank’s capital position and satisfy this requirement of the Bank Cease and Desist Order and to retain additional capital at the Company for general corporate purposes.
In connection with the Standby Issuance, we will issue and sell 5.0 million shares of our common stock to the Standby Purchasers at a purchase price of $1.00 per share. The issuance of shares of common stock to the Standby Purchasers requires stockholder approval as the number of shares of common stock to be issued to the Standby Purchasers exceeds 20% of the Company’s common stock outstanding prior to such transaction.
Our Board of Directors intends to raise capital through the Rights Offering to give our current stockholders the opportunity to limit ownership dilution from the Standby Issuance to the Standby Purchasers by allowing our current stockholders to buy additional shares of common stock. However, due to current market conditions, individual investment decisions of our stockholders and other factors, there is no guarantee that a rights offering to existing stockholders will raise sufficient capital to meet the capital targets established by the Regulator. As a result, the Board of Directors expects to conduct a concurrent offering of common stock to the public to attempt to ensure that we will raise sufficient capital in the Offering.

The Stock Offerings
The Rights Offering. We intend to distribute to the record holders of our common stock non-transferable subscription rights to subscribe for and purchase shares of our common stock, subject to approval of the Amendment and the Standby Issuance as described in this proxy statement. Depending on the number of shares subscribed for in the Rights Offering, we may also offer shares to the public in a concurrent public offering. All purchasers of common stock in the Offering will receive, without charge, one warrant to purchase one additional share of common stock, at a purchase price of $1.00 per share, for each four shares of common stock purchased. This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, including the rights or any shares of common stock issuable upon exercise of the rights. Offers and sales of common stock issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933 and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, we [have filed] a registration statement with the Securities and Exchange Commission and the registration statement has not yet been declared effective.
The Standby Issuance. We have entered into Standby Purchase Agreements with the Standby Purchasers, pursuant to which we have agreed to sell and the Standby Purchasers have agreed to purchase from us, newly issued shares of our common stock on a standby basis in connection with the Standby Issuance. We have agreed to issue and sell 5.0 million shares of our common stock to the Standby Purchasers. The Standby Purchasers’ commitments are subject to certain conditions as set forth in the Standby Purchase Agreements, including stockholder approval of the Amendment and the Standby Issuance. The price per share paid by the Standby Purchasers for such common stock will be $1.00 per share, which is the price to be paid by our stockholders in the Rights Offering and by the public in the public portion of the Offering. In the event of an over-subscription for shares in the Rights Offering, the Standby Purchasers will be entitled to purchase the full 5.0 million shares and orders in the Rights Offering will be cut back as will be more fully described in the prospectus for the Rights Offering.
Principal Effects on Outstanding Common Stock
The issuance of shares to the Standby Purchasers will have no effect on the current rights of holders of our common stock under Delaware law, including without limitation, voting rights, rights to dividend payments and rights upon liquidation. Other than pursuant to the stock subscription rights to be distributed to our stockholders pursuant to the Rights Offering, holders of our shares of common stock are not entitled to preemptive rights with respect to any shares that may be issued. Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Standby Issuance and we will not independently provide our stockholders with any such rights.
The issuance of shares of our common stock in the Offering would dilute, and thereby reduce, each existing stockholder’s proportionate ownership interest in our shares of common stock (other than stockholders who purchase sufficient shares of our common stock in the Rights Offering to maintain their proportionate ownership interest). The issuance of such shares at less than the then-existing market price would likely reduce the price per share of shares held by existing stockholders. The issuance of such shares at less than the then-existing book value per share would dilute the book value per share of the common stock held by each existing stockholder. It is possible that some of the shares we sell in the Offering will be to one or more stockholders such that each of those stockholders individually or as part of a group acting in concert, could acquire over 5% of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders. One existing stockholder currently holds in excess of 10% of our outstanding common stock and three existing stockholders currently hold in excess of 5% of our outstanding common stock. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management and Related Stockholder Matters.”
Although we cannot determine what the actual net proceeds will be from the sale of the shares of common stock in the Offering until the Offering is completed, we estimate that the aggregate gross proceeds from the Offering will be between $22.5 million and $30 million. We intend to use the proceeds of the Offering to invest in the Bank to improve its regulatory capital position, comply with the capital requirements of the Bank Cease and Desist Order and for general corporate purposes. Any remaining proceeds not invested in the Bank will be retained by the Company for general corporate purposes. If we raise aggregate gross proceeds from the Offering close to the maximum of the range, we may consider redeeming a portion of the Series A Preferred Shares.
Reasons for Requesting Stockholder Approval
Under Nasdaq rules, we are required to obtain approval from our stockholders in order to sell or issue shares of our common stock in a non-public offering in an amount equal to 20% or more of the current outstanding shares of our common stock for a price less than the greater of book or market value of such shares of common stock. We are not required to seek stockholder approval of the Rights Offering to our existing stockholders. However, because we have agreed to sell a number of shares equal to more than 20% of our current outstanding shares of common stock in the Standby Issuance to the Standby Purchasers at a price that is less than the greater of the book or current market value of such shares, we are seeking stockholder approval before completing the sale to the Standby Purchasers.

Stockholder approval of this proposal does not require us to conduct a sale of shares to existing stockholders or any other persons. Accordingly, if stockholders approve this proposal, we may sell shares of our common stock in any manner that we choose without receiving further stockholder approval, subject to the limitations set forth above (including the maximum number of shares to be sold, the price at which shares will be sold and other restrictions imposed by Nasdaq listing requirements). Similarly, because we are not requesting stockholder approval of the Rights Offering to existing stockholders, we may conduct a rights offering to our existing stockholders even if we do not receive stockholder approval of this Proposal 2.
Consequences if this Proposal is Not Approved by the Stockholders
If the stockholders do not approve the sale of a number of shares equal to more than 20% of our outstanding shares of common stock in the Standby Issuance, it is unlikely that we will be able to raise sufficient capital to meet the levels directed by the Regulator in the Bank Cease and Desist Order. In such event, the Company and the Bank could become subject to adverse regulatory consequences, which could include a requirement that the Bank seek a merger partner or a voluntary liquidation. Such action by the Regulator could have a negative effect on the Company’s business and financial condition and the value of its common stock. The Company and the Bank could also become subject to other supervisory actions by the Regulator if we are unable to achieve compliance with the requirements of the Bank Cease and Desist Order and the Company Cease and Desist Order or if market conditions were to deteriorate to such an extent that the equity capital the Company raised in the Offering proved to be insufficient for our needs. See “Background to the Proposals — Risk Factors — Risks Relating to Proposals 1 and 2.”
Recommendation
The Board of Directors believes that the Standby Issuance is in the best interest of the stockholders of the Company. The Board of Directors recommends a vote “FOR” the proposal to allow the sale to the Standby Purchasers of a number of shares of common stock equal to more than 20% of the Company’s outstanding shares of common stock pursuant to the Standby Purchase Agreements.
PROPOSAL 3 — THE REVERSE SPLIT
Our Board of Directors proposes to amend our Certificate of Incorporation to affect the Reverse Split. The specific ratio for the Reverse Split will range from 1-for-2 to 1-for-5, as selected by the Board of Directors following stockholder approval of the Reverse Split. If this proposal is approved, the Board of Directors may, in its discretion, implement a Reverse Split using any one of the ratios included in this proposal. The Board of Directors may also determine in its discretion not to proceed with the Reverse Split. The Reverse Split would take place shortly following completion of the Offering and completion of the Recapitalization. In determining which, if any, of the nine alternative reverse stock split ratios to implement, the Board of Directors may consider, among other things, factors such as:
•	the historical trading price and trading volume of the common stock;

•	the then prevailing trading price and trading volume of the common stock and the anticipated impact of the reverse stock split on the trading market for the common stock;

•	our ability to continue our listing on Nasdaq;

•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.
By way of example, assuming the Reverse Split is approved by our stockholders and our Board of Directors selects a 1-for-3 ratio, if a stockholder currently holds 6,000 shares of our common stock before the Reverse Split, this stockholder would own 2,000 shares after the Reverse Split.
The Company does not expect the Reverse Split to have any economic effect on the stockholders, Warrant holders or option holders, except to the extent the Reverse Split will result in fractional shares being cashed out or Warrants being rounded down as described below.

If the Reverse Split is approved by our stockholders but the Amendment and the Standby Issuance are not both approved by stockholders, the Board of Directors will use its best judgment in determining whether to affect the Reverse Split. The Board of Directors will make this determination taking into consideration the factors set forth above.
Purpose of the Reverse Split
The primary purpose of the Reverse Split is to increase the likelihood that the Company can remain eligible to have its common stock listed on Nasdaq. Nasdaq requires that companies maintain a bid price for their common stock of $1.00 or greater. The bid price for the Company’s common stock has fallen below this minimum in the past, but has recovered and we have been able to maintain our listing on Nasdaq. On July 13, 2011 the Company received notice from Nasdaq that it does not comply with the minimum bid price requirement for continued listing on Nasdaq. The Company has until January 9, 2012 to regain compliance with this requirement. The proposed Reverse Split is intended to raise the bid price of the Company’s common stock to a level well above the $1.00 per share minimum.
Effect on Authorized but Unissued Shares of Common Stock
We are currently authorized to issue up to 12 million shares of common stock. If stockholders approve the Amendment, we would be authorized to issue up to 50 million shares of common stock. The number of authorized shares of common stock will not be proportionately reduced in the Reverse Split. By reducing the number of the Company’s issued and outstanding shares, the Reverse Split would have the effect of creating additional authorized and unissued shares of common stock. By way of example, if there were 30 million shares of common stock outstanding and 20 million available authorized but unissued shares before a 1-for-3 reverse stock split, after the reverse stock split there would be 10 million outstanding shares and 40 million authorized but unissued shares of common stock. The Company has no current plans to issue any of the additional authorized shares resulting from the Reverse Split. However, the additional authorized shares could be issued by the Company without a vote of the stockholders. To the extent that additional shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and could be dilutive to the voting rights of existing stockholders. Further, the Company has not proposed the Reverse Split with the intention of using the resulting authorized and unissued shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile attempt or delay or prevent changes in control or management of the Company.
Effect on Outstanding Stock Options and Warrants
Proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and Warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for these options and Warrants upon exercise of the options and Warrants immediately preceding the Reverse Split.
Effect on Par Value
The proposed amendment to the Company’s Certificate of Incorporation to affect the Reverse Split will not affect the par value of the Company’s common stock, which will remain at $0.01 per share.
Reduction in Stated Capital
As a result of the Reverse Split, the stated capital on the Company’s balance sheet attributable to common stock, which consists of the par value per share of the Company’s common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Company’s common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged.
Procedure for Affecting the Reverse Split; Exchange of Stock Certificates
If our stockholders approve the Reverse Split and the Board of Directors determines to affect the Reverse Split, we intend to file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, shortly following completion of the Offering and the Recapitalization. After the filing and effectiveness of the amendment, shares of our common stock issued and outstanding (“Old Shares”) will be converted into fully paid and nonassessable share of our common stock (“New Shares”) at the reverse stock split ratio selected by the Board of Directors. Warrants will be adjusted proportionately, rounded down and no fractional Warrants will be issued. Holders of any fractional shares that result from the Reverse Split will receive cash in lieu of these fractional shares. The text of the amendment to effect the Reverse Split will be in substantially the form attached hereto as Appendix A.
Upon the effectiveness of the Reverse Split, the Company intends to treat shares held by stockholders through a bank, broker, custodian or other nominee (i.e. stockholders who hold in street name) in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other nominees will be instructed to affect the Reverse Split for their beneficial holders holding shares of our common stock in street name. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Reverse Split and making payment for fractional shares. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their brokers, banks or other nominees.

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent, which will serve as the Company’s exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the exchange agent in exchange for certificates representing the appropriate number of whole shares of our post-Reverse Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal and evidence of ownership of the Old Certificates as the Company may require, to the exchange agent.
STOCKHOLDERS SHOULD NOT FORWARD THEIR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL, AND THEY SHOULD ONLY SEND IN THEIR OLD CERTIFICATES WITH THE LETTER OF TRANSMITTAL.
No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of our common stock that they are entitled to as a result of the Reverse Split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of our post-Reverse Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If a stockholder is entitled to a payment in lieu of any fractional share, this payment will be made as described below under “— Fractional Shares and Odd Lots.” Warrants will be adjusted automatically in the event of a Reverse Split.
Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our common stock outstanding after the Reverse Split as that stockholder did immediately prior to the Reverse Split. The text of the form of the amendment to our Certificate of Incorporation attached to this proxy statement is subject to modification to include changes as may be required by the Office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable to affect the Reverse Split.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act. Our common stock will continue to be listed on the Nasdaq Capital Market under the symbol “CFBK”, although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days after the Reverse Split to indicate that a reverse stock split has occurred. See “Background to the Proposals—The Reverse Split.”
After the Reverse Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above.
Fractional Shares and Odd Lots
The Company will not issue fractional shares with respect to the Reverse Split. In lieu of a fraction of a share of common stock, each stockholder who otherwise would have been entitled to a fraction of a share shall be paid cash (without interest and subject to applicable withholding taxes) in an amount determined by the Board of Directors to be the fair value of the fraction of a share as of the effective time of the Reverse Split. No stockholder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest. The Company’s stockholder list shows that some of our outstanding common stock is registered in the names of clearing agencies and broker nominees. Because the Company does not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Split or the total number of additional shares that would be issued as a result of fractional shares. However, the Company does not expect that the amount will be material. The Company does not expect the Reverse Split to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split. If approved, the Reverse Split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If a stockholder who holds shares in certificated form is entitled to payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable following the effectiveness of the Reverse Split and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates. If a stockholder who holds shares in book-entry form is entitled to a payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable after the effectiveness of the Reverse Split without need for further action by the stockholder. Those stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of factional shares by their bank, broker, custodian or other nominee. By signing and cashing a check, stockholders will warrant that they owned the shares of our common stock for which they received payment. The cash payment to be made in lieu of issuing fractional shares is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the effectiveness of the Reverse Split and the date payment is received.
Possible Effects of Approving the Proposed Reverse Split
While one effect of the proposed Reverse Split may be to increase the price of our common stock, there can be no assurance that the total market capitalization of our common stock after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of our common stock following the Reverse Split will remain higher than the current per share market price. There can be no assurance that the market price per share of the New Shares after the Reverse Split will rise or remain constant in proportion to the reduction in the number of the Old Shares outstanding before the Reverse Split. For example, based on the closing market price of our common stock on [     ], 2011 of $[     ] per share, there can be no assurance that the post-Reverse Split market price of our common stock will be $[     ] per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not remain higher than the market price prior to the proposed Reverse Split.
If our stockholders approve the Reverse Split, our Board of Directors will have the ability to issue additional shares of our common stock without further vote of our stockholders, except as provided under Delaware law or under the rules of any securities exchange on which shares of our common stock are then issued. Holders of our common stock have no preemptive or similar rights, which means that current and future holders of our common stock do not and will not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership thereof. The issuance of additional shares of our common stock would decrease the proportionate equity interest of our current stockholders and, depending upon the price paid for such additional shares, could result in dilution to our current stockholders. The issuance of additional shares of our common stock could also depress the market price of our common stock.
Possible Effects of NOT Approving the Proposed Reverse Split
If our stockholders do not approve the Reverse Split, it is possible that our common stock will not continue to be eligible for listing on Nasdaq. If our stockholders approve the Amendment and the Standby Issuance, we intend to attempt to complete the Offering and the Recapitalization regardless of whether we receive approval of the Reverse Split.
No Dissenter’s Rights
Under Delaware law, our stockholders are not entitled to dissenter’s rights with respect to the proposed approval of the Reverse Split, and we will not independently provide our stockholders with any such right.
Federal Income Tax Consequences of the Reverse Split
The following is a summary of important tax considerations of the Reverse Split. It addresses only stockholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre- Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split. Each Stockholder is Advised to Consult His or Her Own Tax Advisor as to the Tax Consequences of the Reverse Split on His or Her Own Situation.
U.S. Holders. The discussion in this section is addressed to “U.S. holders.” A U.S. holder is a beneficial owner of our common stock who for U.S. federal income tax purposes is (a) a citizen or resident of the United States, (b) a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof, (c) a trust that (i) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person, or (d) an estate that is subject to U.S. federal income tax on its income regardless of its source. The Reverse Split should be treated as a tax-free recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to the receipt of cash in lieu of fractional shares, no gain or loss will be recognized by a stockholder on account of the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

Cash in lieu of fractional shares. A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss will be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the effective time of the Reverse Split. The deductibility of capital losses is subject to limitation under the Internal Revenue Code.
U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Split in the case of certain U.S. holders. In addition, U.S. holders will be subject to backup withholding (at the current applicable rate of 28%) on the payment of this cash if they do not provide proof of an applicable exemption or furnish their taxpayer identification number and otherwise comply with all applicable requirements of the applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize gain or loss for U.S. income tax purposes on account of the Reverse Split.
Cash in lieu of fractional shares. A non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes with respect to cash received in lieu of a fractional share provided that (a) the gain or loss is not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (or, if certain income tax treaties apply, is not attributable to the non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, the non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Split and other conditions are met, and (c) the non-U.S. holder complies with certain certification requirements.
U.S. Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to a payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
Recommendation
The Board of Directors unanimously recommends a vote “For” the proposal to grant discretionary authority to the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to affect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors.
PROPOSAL 4 — THE ADJOURNMENT
In the event there are not sufficient votes at the time of the Special Meeting to approve the Amendment, the Standby Issuance or the Reverse Split, our Board of Directors may propose to adjourn the Special Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to Delaware law, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting. If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken. If a new record date is fixed, notice of the adjourned meeting shall be given as in the case of an original meeting.

In order to permit proxies that have been received by us at the time of the Special Meeting to be voted for an adjournment, if necessary, we have submitted the Adjournment to you as a separate matter for your consideration. If approved, the Adjournment will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from our stockholders who have previously voted against the other proposals. Among other things, approval of the Adjournment could mean that, even if proxies representing a sufficient number of votes against the proposals relating to the Amendment, the Standby Issuance or the Reverse Split have been received, we could adjourn the Special Meeting without a vote on any of those proposals and seek to convince the holders of those shares to change their votes to votes in favor of the proposals.
Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the approval of the adjournment of the special meeting, if necessary.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth, as of the voting record date, certain information as to the common stock beneficially owned by each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock. [UPDATE]

	Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Name and Address of Beneficial Owner	Ownership	Outstanding

MacNealy Hoover Investment Management, Inc.(1)	454,605	11.0%
Harry C.C. MacNealy 200 Market Avenue North, Suite 200 Canton, OH 44702

Uni Capital LP(2)	409,784	9.9%
Uni Capital GP LLC Reid S. Buerger 7111 Valley Green Road Fort Washington, PA 19304

Wellington Management Company, LLP(3)	333,088	8.1%
75 State Street Boston, MA 02109

United States Department of the Treasury(4)	336,568	7.5%
1500 Pennsylvania Avenue, NW Washington, DC 20220

(1)	Based on information contained in a statement on Schedule 13G dated April 14, 2011 and filed April 19, 2011, MacNealy Hoover Investment Management, Inc. has shared voting power and shared investment power over 454,605 shares of the outstanding common stock of the Company. A provision in the Company’s Certificate of Incorporation eliminates the ability of any beneficial owner of more than 10% of the Company’s outstanding common stock to vote any shares in excess of this 10% limit.

(2)	Based on information contained in a statement on Schedule 13D/A dated March 25, 2010 and filed March 25, 2010, this group has sole voting power and sole investment power over 409,784 shares of the outstanding common stock of the Company.

(3)	Based on information contained in a statement on Schedule 13G/A dated December 31, 2007 and filed February 14, 2008, Wellington Management Company, LLP has shared voting power over 251,388 shares of the outstanding common stock of the Company and shared investment power over 333,088 shares of the outstanding common stock of the Company.

(4)	Represents the warrant for 336,568 shares of common stock of the Company acquired by Treasury in connection with its purchase of shares of Series A Preferred Stock of the Company in TARP. The Treasury may exercise the warrant and may sell the warrant or the underlying warrant shares anytime before December 15, 2018. Treasury has agreed not to vote the warrant shares, but that agreement would not apply to any subsequent holder.

Security Ownership of Directors and Executive Officers
The following table sets forth information as of the voting record date with respect to the number of shares of Company common stock considered to be owned by each director of the Company, by each executive officer named in the Summary Compensation Table of the annual meeting proxy statement, and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

	Amount and
	Nature of	Percent of
	Beneficial	Common Stock
Name	Ownership	Outstanding
Jerry F. Whitmer, Chairman of the Board, Director(1)	12,400	0.3%
Jeffrey W. Aldrich, Director(1)(2)	29,996	0.7%
Thomas P. Ash, Director(1)(3)	30,878	0.7%
William R. Downing, Director(1)(4)	38,592	0.9%
Gerry W. Grace, Director(1)(5)	51,707	1.3%
Eloise L. Mackus, Chief Executive Officer, General Counsel and Secretary(6)	74,500	1.8%
Therese A. Liutkus, President, Treasurer and Chief Financial Officer(7)	62,500	1.5%
Corey D. Caster, Vice President, Mortgage Division, CFBank(8)	2,640	0.1%
All directors and executive officers as a group (10 persons)(9)	318,463	7.5%

(1)	Includes 4,400 shares which may be acquired by exercising stock options within 60 days.

(2)	Includes 23,322 shares owned by Jean Aldrich, Mr. Aldrich’s spouse.

(3)	Includes 20,000 shares that Mr. Ash has pledged as security.

(4)	Includes 16,192 shares owned by R.H. Downing, Inc., which is 100% owned by Mr. Downing, and 10,000 shares owned by Mary Downing Trust, of which Mr. Downing is trustee.

(5)	Includes 2,790 shares owned by Janet Grace, Mr. Grace’s spouse.

(6)	Includes 10,000 shares awarded to Ms. Mackus pursuant to the Company’s equity compensation plans which have not yet vested, but as to which she may provide voting recommendations. Includes 38,250 shares which may be acquired by exercising stock options within 60 days.

(7)	Includes 10,000 shares awarded to Ms. Liutkus pursuant to the Company’s equity compensation plans which have not yet vested, but as to which she may provide voting recommendations. Includes 35,500 shares which may be acquired by exercising stock options within 60 days.

(8)	Includes 340 shares which may be acquired by exercising stock options within 60 days. Mr. Caster resigned as of July 1, 2011.

(9)	Includes 20,000 shares awarded to all directors and executive officers as a group pursuant to the Company’s equity compensation plans which have not yet vested, but as to which they may provide voting recommendations. Includes 107,840 shares which may be acquired by exercising stock options within 60 days.

STOCKHOLDER PROPOSALS
If a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2012 annual meeting of stockholders, the proposal must conform to the requirements of the Securities Exchange Act of 1934 Rule 14a-8 and other applicable proxy rules and interpretations of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company, at 2923 Smith Road, Fairlawn, Ohio 44333, prior to the close of business on December 21, 2011.
The Company’s Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting of stockholders. For business to be properly brought before an annual meeting by a stockholder the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 90 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Corporate Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business.
Assuming that the 2012 annual meeting of stockholders is held on the third Thursday of May, 2012, as has been the Company’s recent practice, and that such date is announced at least 100 days in advance, a stockholder’s proposal for that meeting must be received by the Company at 2923 Smith Road, Fairlawn, Ohio 44333, not later than the close of business on February 8, 2012 in order to be considered timely. If any proposal is received after that date, it will be considered untimely, and the persons named in the proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to that proposal.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.
INCORPORATION BY REFERENCE OF FINANCIAL STATEMENTS AND RELATED INFORMATION
The SEC allows us to “incorporate by reference” into this proxy statement other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement.
Our Audited Consolidated Financial Statements (including Notes thereto) are incorporated by reference from Items 8 and 15(a)(1) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2010 is incorporated by reference from Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Information regarding changes in and disagreements with our accountants on accounting and financial disclosure is incorporated by reference from Item 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Information regarding quantitative and qualitative disclosures about market risk is incorporated by reference from Item 7A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Information regarding our Financial Information contained in Part I of our Quarterly Report on Form 10-Q is incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The form of Standby Purchase Agreement is incorporated by reference from our Current Report on Form 8-K dated August 11, 2011.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and the form of Standby Purchase Agreement contained in our Current Report on Form 8-K dated August 11, 2011 is included in the materials sent to you with this proxy statement. In addition, you can obtain a copy of these materials from the SEC at its website, www.sec.gov. Further, upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of these materials. Written requests should be directed to Eloise L. Mackus, Chief Executive Officer, General Counsel and Secretary, Central Federal Corporation, 2923 Smith Road, Fairlawn, Ohio, 44333.

CAUTIONARY AND FORWARD-LOOKING STATEMENTS
Cautionary Statement
The issuance of the securities in the transactions described in this proxy statement have not yet been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Forward-Looking Statements
This proxy statement, including the financial and other information required to be disclosed herein, may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about the anticipated success of the Recapitalization, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. These statements are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the Recapitalization contemplated by the Standby Purchase Agreements; management’s ability to effectively execute the Company’s and the Bank’s business plan and regulatory compliance plans; inability to raise additional capital on acceptable terms, or at all; inability to achieve the higher minimum capital ratios required by the Bank Cease and Desist Order; inability of the Company to receive dividends from the Bank and to satisfy obligations as they become due; regulatory enforcement actions to which the Company and the Bank are currently, and may in the future be subject; costs and effects of legal and regulatory developments, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on Nasdaq; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. The Company cautions that the foregoing factors are not exclusive.
Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.
YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED
PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Eloise L. Mackus
Chief Executive Officer, General Counsel and Secretary
Fairlawn, Ohio
[     ], 2011

REVOCABLE PROXY
CENTRAL FEDERAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTRAL FEDERAL
CORPORATION FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
ON [     ], 2011 AND AT ANY ADJOURNMENT THEREOF.
The undersigned hereby appoints the Board of Directors of Central Federal Corporation, with full power of substitution, as proxies for the undersigned, and to vote all shares of common stock of Central Federal Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at Fairlawn Country Club, located at 200 North Wheaton Road, Fairlawn, Ohio on [     ], [     ], 2011 at [     ].m., local time, and at any and all adjournments or postponements of said meeting, as follows:

	For	Against	Abstain

1. To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 12 million to 50 million.	☐	☐	☐

2. To approve the issuance and sale of a number of shares of common stock equal to more than 20% of our outstanding common stock in accordance with the terms of the Standby Purchase Agreements between the Company and the Standby Purchasers.
	☐	☐	☐

3. To approve a proposal to grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation, as amended, to affect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-2 to 1-for-5, as selected by the Company’s Board of Directors ; and
	☐	☐	☐

4. To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve proposals 1, 2 or 3.	☐	☐	☐
Proposal 1 will be implemented if approved by our stockholders regardless of whether Proposal 2 or Proposal 3 is approved by our stockholders at the Special Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE LISTED PROPOSALS

Please be sure to date and sign this proxy card in the box below.	Date

Sign above
Detach above card, sign, date and mail in postage paid envelope provided.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.
The above signed hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of Central Federal Corporation, a Proxy Statement for the Special Meeting, the 2010 Annual Report on Form 10-K, the Quarterly Report on Form 10-Q for the period ended June 30, 2011 and the form of Standby Purchase Agreement contained in the Current Report on Form 8-K dated August 11, 2011.
Please sign exactly as your name(s) appear(s) on this proxy card. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.
PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD TODAY